Exhibit 5.1

ATTORNEYS AT LAW 100 North Tampa Street, Suite 2700 Tampa, FL 33602-5810 P.O. Box 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX WWW.FOLEY.COM CLIENT/MATTER NUMBER 115846-0109

February 3, 2022

ThermoGenesis Holdings, Inc. 2711 Citrus Road Rancho Cordova, California 95742

Ladies and Gentlemen:

We have acted as counsel for ThermoGenesis Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s issuance and sale, through H.C. Wainwright & Co., LLC as sales agent (the “Sales Agent”), of up to $19,555,261 of shares of the Company’s common stock, par value $0.001 per share (the “Placement Shares”), from time to time and at various prices in an “at-the-market” offering pursuant to (i) that certain At The Market Offering Agreement, dated December 13, 2019, as amended by that certain Amendment No. 1 to At The Market Offering Agreement, dated May 19, 2020, and by that certain Amendment No. 2 to At The Market Offering Agreement, dated February 3, 2022 (as amended, the “Sales Agreement”), by and among the Company and the Sales Agent, and (ii) the Company’s Registration Statement on Form S-3, Registration No. 333-235509, filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 13, 2019 and declared effective on January 3, 2020 (the “Registration Statement”), the base prospectus filed as part of the Registration Statement (the “Base Prospectus”), and the prospectus supplement filed with the Commission on May 19, 2020 (the “First Prospectus Supplement”), and the prospectus supplement filed with the Commission on February 3, 2022 (the “Second Prospectus Supplement”, and together with the Base Prospectus and the First Prospectus Supplement, the “Prospectus”).

As counsel to the Company in connection with the proposed potential issuance and sale of the above-referenced Placement Shares, we have examined: (i) the Sales Agreement, (ii) the Registration Statement and the Prospectus, (iii) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, and (iv) the proceedings and actions taken by the Board of Directors of the Company to authorize and approve the transactions contemplated by the Sales Agreement and the execution and delivery of the Sales Agreement. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

AUSTIN	DETROIT	MEXICO CITY	SACRAMENTO	TAMPA
BOSTON	HOUSTON	MIAMI	SAN DIEGO	WASHINGTON, D.C.
CHICAGO	JACKSONVILLE	MILWAUKEE	SAN FRANCISCO	BRUSSELS
DALLAS	LOS ANGELES	NEW YORK	SILICON VALLEY	TOKYO
DENVER	MADISON	ORLANDO	TALLAHASSEE

February 3, 2022

Our opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

Based upon, subject to and limited by the foregoing, we are of the opinion that, upon the issuance of the Placement Shares pursuant to the terms of the Sales Agreement and the receipt by the Company of the consideration for the Placement Shares pursuant to the terms of the Sales Agreement, the Placement Shares will be validly issued, fully paid, and nonassessable.

We consent to the inclusion of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K, dated as of the date hereof, and incorporation by reference of the same into the Registration Statement and Prospectus, including the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended (the “Securities Act”) or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP